EXHIBIT 99.1

                            TEXACO REPORTS RESULTS:
                            -----------------------
                SECOND QUARTER 1998 EARNINGS TOTAL $342 MILLION
                -----------------------------------------------


FOR IMMEDIATE RELEASE: TUESDAY, JULY  21, 1998
----------------------------------------------
    WHITE PLAINS, N.Y., July 21 - Continuing weak crude oil prices lowered second quarter results, Texaco Chairman and Chief Executive Officer Peter Bijur reported today.
Improved margins and higher sales volumes in the international downstream and an 11 percent increase in worldwide production only partially offset the effects of lower oil prices.
    Texaco's reported net income for the second quarter of 1998 was $342 million ($.61 per share). The quarter included a net special gain of $7 million. Net income for the second quarter of 1997 was $571 million ($1.05 per share), including a net special gain of $131 million. For the first half of 1998, reported net income was $601 million ($1.07 per share), compared with $1,551 million
($2.85 per share) for last year. Commenting on the second quarter of 1998, Bijur highlighted the following:

-   Strong international downstream margins and volumes;
-   Worldwide daily production increased 11 percent;
- Year-to-date cash operating expenses per barrel decreased six percent; and
-   Year-to-date stock repurchases of $400 million.

    Further commenting on the results Bijur stated, "The combination of excessive crude oil inventories and slower demand growth continues to keep downward pressure on prices. Recently announced production cuts by certain oil producing nations should lead to a better supply/demand balance and a recovery in prices. In this environment, we continue to strategically position the company for long-term profitability by focusing on increasing our reserve base."
    Bijur noted that lower crude oil prices helped to improve downstream margins in the second quarter.
Texaco's increasing presence in Latin American markets and the company's operational performance in Europe contributed to improved results. Additionally, profitability has been maintained in the Caltex area of operations, despite the highly volatile business environment.
                                    - more -

    Bijur went on to say that Texaco, Shell Oil Company and Saudi Refining, Inc., finalized agreements for the July 1998 operational start-up of Motiva Enterprises LLC.
This U.S. downstream alliance combines Eastern and Gulf
Coast refining and marketing operations. Earlier in the year, Equilon Enterprises LLC, a U.S. joint venture combining Texaco's and Shell's Western and Midwestern downstream assets began operations.

                     Second Quarter     First Half
                     --------------     ----------
Texaco Inc.
(Millions):          1998     1997    1998     1997
-------------------------   ------  ------   ------

Net income before
special items       $ 335   $ 440   $ 594    $ 932
                    -----   -----   -----   ------
Gains on major
asset sales            20     174      20      174
Tax benefits on
asset sales            19       -      19        -
Alliance formation
Expenses              (32)      -     (32)       -
Financial reserves
for various issues      -     (43)      -      (43)
U.S. tax issue          -       -       -      488
                    -----   -----   -----   ------
Special items           7     131       7      619
                    -----   -----   -----   ------
Total reported net
 Income             $ 342   $ 571   $ 601   $1,551
                    =====   =====   =====   ======
--------------------------------------------------

     Details on special items are included in the following functional analysis.

ANALYSIS OF OPERATING EARNINGS
        EXPLORATION AND PRODUCTION


                              Second Quarter   First Half
                              --------------   ----------
UNITED STATES (Millions):     1998    1997     1998    1997
-----------------------------------------------------------
Operating earnings before     $ 100   $232     $207    $543
 special items
Special items                    20    (43)      20     (43)
                              -----   -----    ----    ----
Total operating net income    $ 120   $189     $227    $500
-----------------------------------------------------------

     U.S. exploration and production earnings in the second quarter and the first half of 1998 were below last year's levels due to the continued deterioration of crude oil prices. Average realized crude oil prices for the second quarter and first half of 1998 were $10.72 and $11.26 per barrel; more than 36 percent lower than the 1997 periods. The dramatic declines in price resulted from rising inventory levels and slowing worldwide demand growth. Slightly higher natural gas prices benefited second quarter 1998 results. For the first half of 1998, average natural gas prices were $2.10 per MCF, $.26 lower than last year. The lower natural gas prices were the result of milder weather as well as increased inventory levels in this year's first quarter.

                                    - more -

     Production increased 10 percent for the second quarter and 11 percent for the first half of 1998. The increased production in the second quarter 1998 included new production from the Arnold, Oyster and Barite South fields located in the Gulf of Mexico. Both periods of 1998 included production from the Monterey properties acquired in November of 1997.
     Texaco continued to pursue new reserve opportunities in the Gulf of Mexico, leading to higher exploration expenses this year. Exploration expenses for the second quarter and first half of 1998 were $51 million and $147 million before tax, $17 million and $71 million higher than the same periods of 1997.
     Results for 1998 included a second quarter special gain of $20 million from the sale of an interest in a natural gas pipeline. Results for 1997 included a second quarter special charge of $43 million for the establishment of financial reserves for royalty and severance tax issues.

                       Second Quarter   First Half
                       --------------   ----------
INTERNATIONAL          1998     1997    1998    1997
(Millions):
----------------------------------------------------
Operating earnings     $  51    $ 79    $ 91    $ 235
before special items
Special items              -     161       -      161
                       -----    ----    ----    -----
Total operating net    $  51    $240    $ 91    $ 396
income
-----------------------------------------------------


     International exploration and production earnings for the second quarter and first half of 1998 declined from 1997 as a result of lower crude oil prices. Average realized crude oil prices were $11.42 per barrel for the quarter, and $11.68 for the first half of 1998, decreasing 32 percent for the quarter and 36 percent for the first half.
     Production increased 13 percent for the second quarter and 16 percent for the first half of 1998.
Volumes in the U.K. North Sea increased from the Captain, Erskine and Galley fields. The Galley field began production in the second quarter of this year. Production also increased in the Partitioned Neutral Zone and Colombia, and as a result of Texaco's first quarter 1998 acquisition of a 20 percent interest in the Karachaganak field in Kazakhstan. Also, exploratory expenses in both periods were lower.
    The second quarter of 1997 included special gains of $161 million from the sales of a 15 percent interest in the Captain field, an interest in Canadian gas properties and an interest in an Australian pipeline system.

                                    - more -

        MANUFACTURING, MARKETING AND DISTRIBUTION

                              Second Quarter   First Half
                              --------------   ----------
UNITED STATES (Millions):     1998    1997     1998    1997
-----------------------------------------------------------
Operating earnings before
special items                 $ 96    $ 87     $143    $ 93
Special items                  (32)     13      (32)     13
                              ----    ----     ----    ----
Total operating net income    $ 64    $100     $111    $106
-----------------------------------------------------------

     In the U.S. downstream, earnings for 1998 reflect the change in operations from the formation of Equilon
Enterprises LLC, Texaco's downstream alliance with Shell
Oil Company.
     During this year's second quarter, margins benefited from lower crude oil prices. Refining operations improved in the West and Midwest while in the East results were adversely affected by downtime at several plants.
     For the first half of this year, lower crude prices benefited product and lubricant margins. Crude oil trading operations also contributed to higher results. However, in the first quarter, weather conditions weakened demand for heating oil on the East Coast and gasoline on the West Coast. Also, first quarter refining results were affected by maintenance at the Martinez and Wood River plants.
     Earnings for 1997 included the adverse effects of intense competition that squeezed margins in the West
Coast marketplace, primarily in the first quarter.
Refinery fires late in 1996 and early in 1997 negatively affected product yields and caused casualty loss expenses.
     The second quarter of 1998 included a special charge of $32 million for alliance formation expenses, mostly Texaco's share of announced employee severance programs. Results for 1997 included a second quarter special gain of $13 million from the sale of credit card operations.

                              Second Quarter   First Half
                              --------------   ----------
INTERNATIONAL (Millions):     1998    1997     1998    1997
-----------------------------------------------------------
Operating earnings before     $ 194   $132     $ 376   $236
special items
Special items                    -      -         -      -
                              -----   ----     -----   ----
Total operating net income    $ 194   $132     $ 376   $236
-----------------------------------------------------------

     In the international downstream, earnings for the second quarter and first half of 1998 were higher than 1997. Refining margins improved in the U.K. and Panama due to lower crude costs. Improved marketing results reflected increased sales volumes and higher margins, primarily in the U.K., Brazil and other Latin
American areas where operations have expanded.
Scandinavian earnings improved following the 1997 price war in Norway.

                                    - more -

     In the Caltex area, higher 1998 earnings were a result of lower crude costs and partial recovery of the fourth quarter 1997 currency losses in Korea. However, a significantly higher volume of product was sold into the lower margin export market.

CORPORATE/NONOPERATING RESULTS

                            Second Quarter     First Half
                            --------------     ----------
(Millions):                 1998      1997     1998    1997
-----------------------------------------------------------
Results before special
items                       $(104)   $(91)    $(223)   $(188)
Special items                  19      -         19      488
                            -----    ----     -----    -----
Total
corporate/nonoperating      $ (85)   $(91)    $(204)   $ 300
------------------------------------------------------------

     Corporate and nonoperating results for the second quarter and first half of 1998 included increased interest expense due to higher debt levels.
Additionally, results for 1998 included expenses for Texaco's corporate advertising campaign introduced in the second half of 1997.
     Results for 1998 included a second quarter special item of $19 million for tax benefits attributable to the sale of an interest in a subsidiary. Results for 1997 included a first quarter special benefit of $488 million associated with an IRS settlement.

CAPITAL AND EXPLORATORY EXPENDITURES
     Capital and exploratory expenditures were $1,881 million for the first half of 1998 and $1,798 million in 1997.
     In the U.S. upstream, development continued in the deepwater Gulf of Mexico. Expenditures in 1998 also increased for enhanced oil recovery projects using advanced thermal recovery techniques which raised production from the acquired Monterey properties and other core producing fields. Exploratory expenses increased as Texaco continued its program to grow oil and gas production and reserves.
     Internationally, slightly higher upstream expenditures included investment in the Karachaganak venture in Kazakhstan, a discovered reserve opportunity. Development work continued in the U.K. North Sea, Indonesia and other promising areas while exploratory spending decreased in China.
     Lower international downstream expenditures in the Caltex marketing areas were due to higher 1997 service station investments in Hong Kong.

                                    - more -

     Texaco continues to carefully assess investment projects given the current and projected industry environment. The company anticipates some adjustment in spending by deferring non-critical projects into future periods should the current low crude price environment persist.

CONTACTS:   Faye J. Cox     914-253-7745
            Kelly McAndrew  914-253-6295
            Ken Sniffen     914-253-6295
            David Robinson  914-253-4524

INVESTOR RELATIONS:

            Elizabeth Smith 914-253-4478

Listen in live to Texaco's second quarter 1998 earnings discussion with financial analysts on Wednesday, July 22 at 11:00 EDT at http://www.events.audionet.com/events/texaco/q2earnings/

For technical assistance, call Sheila Lujan at 800-366-9831

                      Second Quarter(a)    First Half(a)
                      -----------------    -------------
                        1998     1997       1998    1997
                        ----     ----       ----    ----

FUNCTIONAL NET INCOME
---------------------
 ($Millions)
 -----------
Operating Earnings
  Petroleum and
  natural gas
    Exploration and
    production
      United States  $  120    $  189   $  227   $  500
      International      51       240       91      396
                      -----     -----   ------   ------
        Total           171       429      318      896
                      -----     -----   ------   ------
    Manufacturing,
    marketing and
    distribution
      United States      64       100      111      106
      International     194       132      376      236
                      -----     -----   ------   ------
         Total          258       232      487      342
                      -----     -----   ------   ------
    Total petroleum
    and natural gas     429       661      805    1,238

  Nonpetroleum           (2)        1        -       13
                      -----     -----   ------   ------
      Total
      Operating
      Earnings          427       662      805    1,251

Corporate/
Nonoperating            (85)      (91)    (204)     300
                      -----     -----   ------   ------
     Total net income $ 342     $ 571   $  601   $1,551
                      =====     =====   ======   ======



Net income per
common share (Dollars)
         Basic        $0.62     $1.07   $ 1.08   $ 2.93
         Diluted      $0.61     $1.05   $ 1.07   $ 2.85

Average number of
  common shares
  outstanding for
  computation
  of earnings per
  share (Millions)
         Basic        530.6     519.4    531.2    519.3
         Diluted      549.8     539.9    550.6    540.0

Provision for income
  taxes included in
  total net income
  above                $   84   $  335   $  224   $ 141

(a) Includes special items as detailed in this release.


                    Second Quarter(a)   First Half(a)
                    -----------------   -------------
OTHER FINANCIAL       1998     1997      1998    1997
---------------       ----     ----      ----    ----
DATA ($Millions)
----------------

Revenues             $8,044  $11,496   $16,191   $23,525

Total assets as
of June 30                          (b)$28,700   $27,041

Stockholders'
equity as of
June 30                             (b)$12,500   $11,415

Total debt as of
June 30                             (b)$ 6,950   $ 5,539

Capital and
exploratory
expenditures
   Exploration and
   production
     United States   $  423   $  429   $   899    $   781
     International      261      264       551        546
                     ------   ------   -------    -------
            Total       684      693     1,450      1,327
                     ------   ------   -------    -------

   Manufacturing,
   marketing and
   distribution
     United States       95       92       183        152
     International      129      207       228        308
                     ------   ------   -------    -------
          Total         224      299       411        460
                     ------   ------   -------    -------


   Other                  6        7        20         11
                     ------   ------   -------    -------
         Total       $  914   $  999   $ 1,881    $ 1,798
                     ======   ======   =======    =======


   Exploratory
   expenses
   included above
     United States   $   51   $   34   $   147    $    76
     International       39       59        84        116
                     ------   ------   -------    -------
         Total       $   90   $   93   $   231    $   192
                     ======   ======   =======    =======


Dividends paid to
common stockholders  $  240   $  220   $   479    $   441

Dividends per common
share (Dollars)      $ 0.45   $0.425   $  0.90    $  0.85

Dividend requirements
for preferred
stockholders         $   13   $   14   $    27    $    28

(b) Preliminary

                                     - 9 -

                       Second Quarter       First Half
                       --------------      --------------
OPERATING DATA         1998     1997       1998      1997
--------------         ----     ----       ----      ----

 Exploration and Production
 --------------------------

 United States
 -------------
  Net production
   of crude oil and
    natural gas
     liquids (MBPD)     447      385         449      385
  Net production
   of natural gas -
    available for
     sale (MMCFPD)    1,703    1,677       1,721    1,666

      Total net
       production
       (MBOEPD)         731      665         736      663

  Natural gas
   sales (MMCFPD)     3,934    3,561       3,908    3,700

  Average U.S.
   crude
    (per bbl.)     $  10.72  $ 16.95     $ 11.26  $ 18.29
  Average U.S.
   natural gas
    (per mcf)      $   2.05  $  2.02     $  2.10  $  2.36
  Average WTI
   (Spot)
    (per bbl.)     $  14.62  $ 19.97     $ 15.26  $ 21.38
  Average Kern
   (Spot)
    (per bbl.)     $   7.75  $ 14.11     $  8.31  $ 15.07

 International
 -------------
  Net production
   of crude oil and
    natural gas
     liquids (MBPD)
       Europe           149      118         154      116
       Indonesia        156      153         155      147
       Partitioned
        Neutral Zone    105       94         106       92
       Other             67       68          69       67
                   --------  -------     -------  -------
         Total          477      433         484      422
  Net production of
   natural gas -
    available for
     sale (MMCFPD)
       Europe           245      172         251      207
       Colombia         185      173         196      156
       Other            112       83         118       93
                   --------  -------     -------  -------
         Total          542      428         565      456

       Total net
        production
         (MBOEPD)       567      504         578      498

  Natural gas
   sales (MMCFPD)       665      528         721      574

  Average
   International
    crude
     (per bbl.)     $ 11.42  $ 16.91     $ 11.68  $ 18.22
  Average U.K.
   natural gas
    (per mcf)       $  2.64  $  2.59     $  2.64  $  2.73
  Average Colombia
   natural gas
    (per mcf)       $  0.92  $  1.12     $  0.91  $  1.09

 Worldwide
       Total net
        production
         (MBOEPD)     1,298    1,169       1,314    1,161


                                     - 10 -

                        Second Quarter       First Half
                        --------------       ----------
OPERATING DATA         1998     1997       1998      1997
--------------         ----     ----       ----      ----

Manufacturing,
--------------
  Marketing and
  -------------
   Distribution
   ------------

   United States
    -------------
     Refinery input
     (MBPD)
      Western U.S.      396      418         377      413
      Eastern U.S.      333      328         323      332
                      -----      ---       -----    -----
        Total           729      746         700      745

     Refined product
      sales (MBPD)
      Gasoline          554      512         530      505
      Avjets            164       94         168       92
      Middle
       Distillates      188      216         184      215
      Residuals         119       59         107       72
      Other             181      117         165      119
                      -----      ---       -----    -----
        Total         1,206      998       1,154    1,003

    International
    -------------
     Refinery input
     (MBPD)
      Europe            367      335         371      341
      Caltex            419      414         428      411
      Latin America/
       West Africa       70       55          64       59
                      -----      ---       -----    -----
        Total           856      804         863      811

    Refined product
     sales (MBPD)
      Europe            602      494         582      495
      Caltex            586      561         589      574
      Latin America/
       West Africa      460      406         444      391
      Other              56       74          51       55
                      -----      ---       -----    -----
        Total         1,704    1,535       1,666    1,515
